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                                                                       Exhibit 5

May 8, 2001



Motorola, Inc.
1303 E. Algonquin Road
Schaumburg, Illinois 60196

Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Motorola, Inc., a Delaware corporation ("Motorola"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 40,000,000 shares of Common Stock, $3 par value per share ("Motorola Common Stock"), of Motorola to be issued from time to time by Motorola in connection with the purchase of shares under the Motorola Compensation/Acquisition Plan of 2000 (the "Plan"). This opinion relates to the shares of Motorola Common Stock covered by the Registration Statement (the "Subject Shares").

     I am Senior Corporate Counsel in the Law Department of Motorola and as such have acted as counsel to Motorola in connection with preparation of the Registration Statement and the Plan. As such counsel, it is my opinion that those Subject Shares when issued under the Plan, will be validly issued, fully paid and nonassessable. In arriving at the foregoing opinion, I have examined and relied upon, and am familiar with, originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of officers of Motorola and of public officials, and other instruments as I have deemed necessary or appropriate for the purposes of the opinion set forth above.

     I consent to the use of this opinion as an exhibit to this Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                           Very truly yours,


                                           /s/ Jeffrey A. Brown
                                           -------------------------------------
                                           Jeffrey A. Brown
                                           Senior Corporate Counsel